                                                                    Exhibit 4.11


                                FOURTH AMENDMENT

         THIS FOURTH AMENDMENT dated as of February 12, 2002 (this "AMENDMENT") amends the Second Amended and Restated Credit Agreement dated as of August 9, 1999 (as previously amended, the "CREDIT AGREEMENT") among RAYOVAC CORPORATION (the "COMPANY"), various financial institutions and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Credit Agreement.

         WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below,

         NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1 AMENDMENTS. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as set forth below.

         1.1 ADDITIONAL DEFINITIONS. The following definitions shall be added to
Section 1.1 of the Credit Agreement, each in its appropriate alphabetical position:

                  ADJUSTED EBITDA means, for any Computation Period, the total of (i) EBITDA for such Computation Period plus (ii) any Restructuring Charges taken during such Computation Period plus (iii) any Kmart Charge taken during such Computation Period minus (iv) any Kmart Recoveries received during such Computation Period.

                  ADJUSTED LEVERAGE RATIO means, as of any date, the ratio of
         (x) the aggregate outstanding principal amount of all Funded Debt as of such date TO (y) Adjusted EBITDA for the Computation Period most recently ended on or before such date for which financial statements have been delivered pursuant to SECTION 7.1.

                  KMART CHARGE means the $16,100,000 of write-off of accounts receivable taken by the Company in the first fiscal quarter of 2002 in connection with actual and potential losses arising out of the filing by Kmart Corporation for protection under Chapter 11 of the Bankruptcy Code.

                  KMART PRE-PETITION RECEIVABLES means accounts receivable owed by Kmart Corporation or any Affiliate thereof to the Company or any Subsidiary arising prior to the filing by Kmart Corporation for protection under Chapter 11 of the Bankruptcy Code in January of 2002.

                  KMART RECOVERIES means any amounts (including sale proceeds) received by the Company or any Subsidiary with respect to Kmart Pre-Petition Receivables.

                  SYNTHETIC LEASE means a lease by the Company or a Subsidiary which is an operating lease for financial reporting purposes (as determined pursuant to Statement of Financial Accounting Standards No.
         13) of properties which are reported for United States income tax purposes as owned by the Company or a Subsidiary.

                  SYNTHETIC LEASE OBLIGATIONS means obligations of the lessee under a Synthetic Lease. The amount of Synthetic Lease Obligations under any Synthetic Lease shall be determined in accordance with GAAP as if such lease were a capital lease.

         1.2 AMENDMENTS TO DEFINITIONS. Each of the following definitions in
Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  EBITDA means, for any Computation Period, the sum of Consolidated Net Income of the Company for such period excluding, to the extent reflected in determining such Consolidated Net Income, extraordinary gains for such period, PLUS to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation, amortization and any non-cash charges related to the write-off of fees associated with the issuance of the Senior Subordinated Notes. If the Company or any Subsidiary makes an Acquisition or a material divestiture during any Computation Period, then for purposes of determining the Interest Coverage Ratio, the Leverage Ratio and the Adjusted Leverage Ratio, EBITDA shall be adjusted for the period of time prior to the date of such Acquisition or divesture by adding the historical financial results (other than Interest Expense) for such period of the Person or assets acquired (without taking account of cost savings or other synergies unless approved by the Required Lenders) or deleting that portion of the financial results (other than Interest Expense) of the Company and its Subsidiaries for such period attributable to the Person or assets divested, all as reasonably determined by the Company and certified to the Administrative Agent and the Lenders.

                  INTEREST COVERAGE RATIO means, as of the last day of any fiscal quarter, the ratio of (a) Adjusted EBITDA for the Computation Period ending on such day to (b) Interest Expense for such Computation Period.

                  INTEREST EXPENSE means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on capital leases). If the Company or any Subsidiary makes an Acquisition or a material divestiture during any Computation Period, then for purposes of determining the Interest Coverage Ratio, the Leverage Ratio and the Adjusted Leverage Ratio, Interest Expense shall be adjusted to account for all increases or decreases in Indebtedness directly related to such Acquisition or divestiture based on the assumption that such increase or decrease had occurred on the first day of such Computation Period rather than on the date of such Acquisition or divestiture, all as reasonably determined by the Company and certified to the Administrative Agent and the Lenders.

                  RESTRUCTURING CHARGES means (a) up to $4,500,000 of non-cash restructuring charges taken by the Company during the fiscal year ending September 30, 2001; and

         (b) the first $10,000,000 of non-cash restructuring charges taken by the Company in the fiscal year beginning October 1, 2001.

         1.3 AMENDMENT TO SECTION 8.2. Section 8.2 shall be amended by (a) deleting the word "and" after the end of clause (e); (b) redesignating the existing clause "(f)" as clause "(g)" and (c) inserting the following new clause
(f) in proper sequence:

                  (f) the sale of Kmart Pre-Petition Receivables; and

         1.4 AMENDMENT TO SECTION 8.1. Clause (j) of Section 8.1 is amended in its entirety to read as follows:

                  (j) Liens securing obligations in respect of capital leases and Synthetic Leases attaching only to the property subject to such leases; PROVIDED that such leases are otherwise permitted hereunder;

1.5 AMENDMENT TO SECTION 8.10. Section 8.10 is amended by (a) deleting the word "and" after clause (b); (b) deleting the period at the end of clause (c) and substituting a semi-colon followed by the word "and" therefor; and (c) inserting the following new clause (d) in proper sequence:

                  (d) Synthetic Leases; provided that the aggregate amount of all Synthetic Lease Obligations shall not at any time exceed $20,000,000.

         1.6 AMENDMENT TO SECTION 8.12. Section 8.12 is amended in its entirety to read as follows:

                  8.12 MAXIMUM LEVERAGE RATIO. The Company will not permit the Adjusted Leverage Ratio for any Computation Period to exceed the ratio set forth below opposite the period in which such Computation Period ends:

                  PERIOD                             RATIO
                  ------                             -----
                  9/30/99 - 9/30/00                  3.50:1.0
                  12/31/00 - 9/30/02                 3.25:1.0
                  12/31/02 and thereafter            3.00:1.0.

         SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Administrative Agent and the Lenders that (a) the representations and warranties made in Section 6 of the Credit Agreement are true and correct on and as of the Amendment Effective Date with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); and (b) no Event of Default or Unmatured Event of Default exists or will result from the execution and delivery of this Amendment.

         SECTION 3 EFFECTIVENESS. The amendments set forth in SECTION 1 above shall become effective, as of the day and year first above written, on the date (the "AMENDMENT EFFECTIVE DATE") on which the Administrative Agent has received
(a) counterparts of this Amendment executed by the Company and the Required Lenders (or, in the case of any party from which the Administrative Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party),
(b) a Confirmation, substantially in the form of EXHIBIT A, executed by the Company and each Subsidiary (other than any Foreign Subsidiary or Dormant Subsidiary), (c) for the account of each Lender that has executed and delivered a counterpart hereof to the Administrative Agent by 5:00 p.m. (Eastern time) on February 12, 2002, an amendment fee in an amount equal to 0.075% of such Lender's Commitment as of the Amendment Effective Date and (d) certain fees agreed to between the Company and the Administrative Agent.

         SECTION 4  MISCELLANEOUS.

         4.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement and each other Loan Document to the "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

         4.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         4.3 GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

         4.4 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly-authorized officers as of the day and year first above written.


                                  RAYOVAC CORPORATION


                                  By:    /s/ Kent J. Hussey
                                     ----------------------------------------
                                  Name:  Kent J. Hussey
                                       --------------------------------------
                                  Title: President and Chief Financial Officer
                                        -------------------------------------



                                  BANK OF AMERICA, N.A., as Administrative Agent


                                  By:    /s/ Liliana Claar
                                     ----------------------------------------
                                  Name:  Liliana Claar
                                       --------------------------------------
                                  Title: Vice President
                                        -------------------------------------



                                  BANK OF AMERICA, N.A., as Issuing Lender,
                                  Swingline Lender and a Lender


                                  By:    /s/ W. Thomas Barnett
                                     ----------------------------------------
                                  Name:  W. Thomas Barnett
                                       --------------------------------------
                                  Title: Managing Director
                                        -------------------------------------



                                  BANK LEUMI USA


                                  By:    /s/ Aliz Sadan
                                     ----------------------------------------
                                  Name:  Aliz Sadan
                                       --------------------------------------
                                  Title: Assistant Treasurer
                                        -------------------------------------



                                  THE BANK OF NEW YORK


                                  By:    /s/ Mark D. Wrigley
                                     ----------------------------------------
                                  Name:  Mark D. Wrigley
                                       --------------------------------------
                                  Title: Assistant Vice President
                                        -------------------------------------

                                  THE BANK OF NOVA SCOTIA


                                  By:    /s/ M.D. Smith
                                     ----------------------------------------
                                  Name:  M.D. Smith
                                       --------------------------------------
                                  Title: Agent
                                        -------------------------------------



                                  BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                  By:    /s/ Richard L. Van de Berghe Jr.
                                     ----------------------------------------
                                  Name:  Richard L. Van de Berghe Jr.
                                       --------------------------------------
                                  Title: Vice President
                                        -------------------------------------



                                  BNP PARIBAS


                                  By:    /s/ Jo Ellen Bender
                                     ----------------------------------------
                                  Name:  Jo Ellen Bender
                                       --------------------------------------
                                  Title: Manager Director
                                        -------------------------------------


                                  By:    /s/ Christine L. Howatt
                                     ----------------------------------------
                                  Name:  Christine L. Howatt
                                       --------------------------------------
                                  Title: Director
                                        -------------------------------------



                                  COMERICA BANK


                                  By:    /s/ Kathleen M. Kasperek
                                     ----------------------------------------
                                  Name:  Kathleen M. Kasperek
                                       --------------------------------------
                                  Title: Assistant Vice President
                                        -------------------------------------

                                  DRESDNER BANK AG, NEW YORK AND
                                  GRAND CAYMAN BRANCHES


                                  By:    /s/ Gabriela Fields
                                     ----------------------------------------
                                  Name:  Gabriela Fields
                                       --------------------------------------
                                  Title: Associate
                                        -------------------------------------


                                  By:    /s/ James Jerz
                                     ----------------------------------------
                                  Name:  James Jerz
                                       --------------------------------------
                                  Title: Vice President
                                        -------------------------------------



                                  BANK ONE, NA (Main Office Chicago)


                                  By:    /s/ Scott A. Moreen
                                     ----------------------------------------
                                  Name:  Scott A. Moreen
                                       --------------------------------------
                                  Title: Vice President
                                        -------------------------------------



                                  FIRSTAR BANK, N.A.


                                  By:    /s/ John M. Howard
                                     ----------------------------------------
                                  Name:  John M. Howard
                                       --------------------------------------
                                  Title: Executive Vice President
                                        -------------------------------------



                                  FLEET NATIONAL BANK


                                  By:    /s/ Thomas J. Flanagan II
                                     ----------------------------------------
                                  Name:  Thomas J. Flanagan II
                                       --------------------------------------
                                  Title: Managing Director
                                        -------------------------------------

                                  HARRIS TRUST AND SAVINGS BANK


                                  By:    /s/ George M. Dluhy
                                     ----------------------------------------
                                  Name:  George M. Dluhy
                                       --------------------------------------
                                  Title: Vice President
                                        -------------------------------------



                                  LASALLE BANK NATIONAL ASSOCIATION


                                  By:    /s/ James A. Meyer
                                     ----------------------------------------
                                  Name:  James A. Meyer
                                       --------------------------------------
                                  Title: Senior Vice President
                                        -------------------------------------



                                  M&I MARSHALL & ILSLEY BANK


                                  By:    /s/ James P. McMullen
                                     ----------------------------------------
                                  Name:  James P. McMullen
                                       --------------------------------------
                                  Title: Vice President
                                        -------------------------------------



                                  THE MITSUBISHI TRUST AND BANKING CORPORATION


                                  By:    /s/ Hiroyuki Tsuru
                                     ----------------------------------------
                                  Name:  Hiroyuki Tsuru
                                       --------------------------------------
                                  Title: Deputy General Manager
                                        -------------------------------------



                                  NATIONAL CITY BANK


                                  By:    /s/ Stephen E. Green
                                     ----------------------------------------
                                  Name:  Stephen E. Green
                                       --------------------------------------
                                  Title: Vice President
                                        -------------------------------------

                                  THE NORTHERN TRUST COMPANY


                                  By:    /s/ Edmund H. Lester
                                     ----------------------------------------
                                  Name:  Edmund H. Lester
                                       --------------------------------------
                                  Title: Vice President
                                        -------------------------------------



                                  THE ROYAL BANK OF SCOTLAND PLC


                                  By:    /s/ Maria Amaral-LeBlanc
                                     ----------------------------------------
                                  Name:  Maria Amaral-LeBlanc
                                       --------------------------------------
                                  Title: Vice President
                                        -------------------------------------



                                  ST. FRANCIS BANK, F.S.B.


                                  By:    /s/ John C. Tans
                                     ----------------------------------------
                                  Name:  John C. Tans
                                       --------------------------------------
                                  Title: Vice President
                                        -------------------------------------



                                  SUNTRUST BANK


                                  By:
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:
                                        -------------------------------------



                                  U.S. BANK NATIONAL ASSOCIATION


                                  By:    /s/ John M. Howard
                                     ----------------------------------------
                                  Name:  John M. Howard
                                       --------------------------------------
                                  Title: Executive Vice President
                                        -------------------------------------

                                    EXHIBIT A

                                  CONFIRMATION

                          Dated as of February 12, 2002

To:      Bank of America, N.A., as
         Administrative Agent, and the
         Lenders which are parties to the
         Credit Agreement referred to below

         Please refer to (a) the Second Amended and Restated Credit Agreement dated as of August 9, 1999 (as amended, the "CREDIT AGREEMENT") among Rayovac Corporation (the "COMPANY"), various financial institutions (the "LENDERS") and Bank of America, N.A., as Administrative Agent (the "ADMINISTRATIVE AGENT"); (b) the Security Agreement dated as of September 12, 1996 among the Company, ROV Holding, Inc., Rovcal, Inc. and the Administrative Agent; (c) the Trademark Security Agreement dated as of September 12, 1996 executed by the Company in favor of the Administrative Agent; (d) the Patent Security Agreement dated as of September 12, 1996 executed by the Company in favor of the Administrative Agent;
(e) the Copyright Security Agreement dated as of September 12, 1996 executed by the Company in favor of the Administrative Agent; (f) the Guaranty dated as of September 12, 1996 executed by ROV Holding, Inc. and Rovcal, Inc. in favor of the Lenders and the Administrative Agent; (g) the Company Pledge Agreement dated as of September 12, 1996 between the Company and the Administrative Agent; (h) the Deed of Charge and Memorandum of Deposit dated September 12, 1996 between ROV Holding, Inc. and the Administrative Agent; (i) the Share Pledge Agreement dated as of November 11, 1996 executed by ROV Holding, Inc. in favor of the Administrative Agent; (j) the Deed of Charge and Memorandum of Deposit dated as of November 11, 1996 between ROV Holding, Inc. and the Administrative Agent; (k) the Deed of Pledge dated as of November 11, 1996 between ROV Holding, Inc. and the Administrative Agent; (l) the Charge Over Shares dated August 9, 1999 between ROV Holding, Inc. and the Administrative Agent; and (m) the Fourth Amendment dated as of February 12, 2002, amending the Credit Agreement (the "FOURTH AMENDMENT"). Each of the documents referred to in items (b) through (l) above is called a "CREDIT DOCUMENT". Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

         Each of the undersigned (a) confirms to the Lenders and the Administrative Agent that, after giving effect to the Fourth Amendment, each Credit Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms; and (b) agrees that each reference in each Credit Document to the "Credit Agreement" or any similar term shall, after the date hereof, be deemed to be a reference to the Credit Agreement as amended by the Fourth Amendment.

                                  RAYOVAC CORPORATION


                                  By:    /s/ Kent J. Hussey
                                     ----------------------------------------
                                  Name:  Kent J. Hussey
                                       --------------------------------------
                                  Title: President and Chief Financial Officer
                                        -------------------------------------


                                  ROV HOLDING, INC.


                                  By:    /s/ Kent J. Hussey
                                     ----------------------------------------
                                  Name:  Kent J. Hussey
                                       --------------------------------------
                                  Title: President and Chief Financial Officer
                                        -------------------------------------


                                  ROVCAL, INC.


                                  By:    /s/ Kent J. Hussey
                                     ----------------------------------------
                                  Name:  Kent J. Hussey
                                       --------------------------------------
                                  Title: President and Chief Financial Officer
                                        -------------------------------------




Accepted and Agreed
as of February 12, 2002

BANK OF AMERICA, N.A.,
as Administrative Agent


By:    /s/ Liliana Claar
   ----------------------------------------
Name:  Liliana Claar
     --------------------------------------
Title: Vice President
      -------------------------------------



                                       -2-